SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On May 26, 2015, the Compensation Committee of the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”), in connection with its annual review of executive compensation, (i) determined the base salaries of the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers effective June 1, 2015 (collectively, the “NEOs”) and (ii) granted restricted stock units (“RSUs”) to such NEOs as follows:

Name and Position (1)	Base Salary	RSUs (2)
Dr. Keh-Shew Lu	$623,000	110,000
President and Chief Executive Officer
Richard D. White	$378,000	26,000
Chief Financial Officer and Secretary
Mark A. King	$336,000	20,000
Senior Vice President, Sales and Marketing
Francis Tang	$334,000	12,000
Vice President, Worldwide Discrete Products

(1) (2)

The fifth NEO, Mr. Chieh Chang, left the Company on March 31, 2015.

The RSUs were granted on May 26, 2015. Such RSUs will vest, in four equal annual installments, commencing May 26, 2016 and continuing thereafter on the following three anniversary dates of the first vesting date.

Board Compensation

On May 26, 2015, the Compensation Committee, in connection with its annual review of Board compensation, determined that Board compensation would remain unchanged.  For 2015, (i) the annual cash retainer for each non-employee director would be $80,000; (ii) the additional annual cash retainer for the chairman and all other members of the Audit Committee would be $20,000 and $10,000, respectively; and (iii) the annual awards of RSUs to the Chairman of the Board, the Vice Chairman of the Board and all other non-employee directors would be 21,500, 14,700 and 4,300 shares, respectively. The RSUs for 2015 were granted on May 26, 2015 and will vest in four equal annual installments, commencing May 26, 2016 and continuing thereafter on the following three anniversary dates of the first vesting date. There will be no other payments for any director activities, except for reimbursement for all costs and expenses incurred for attendance at Board meetings. The Board of the Company, however, may modify such compensation for each director in the future.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Results of the Annual Meeting

The Company submitted to a vote of its security holders at its 2015 annual meeting of stockholders on May 26, 2015 the following matters: (1) the election of seven persons to the Board, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified; (2) the approval, on an advisory basis, of the Company’s executive compensation; and (3) the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

1. Election of Directors

The final results of the number of votes cast for and withheld, as well as the number of broker non-votes, as to each nominee for the Board of the Company are as follows:

C.H. Chen	For:	32,747,863
	Withheld:	8,635,953
	Broker Non-Votes:	3,156,466
Michael R. Giordano	For:	40,129,129
	Withheld:	1,254,687
	Broker Non-Votes:	3,156,466
L.P. Hsu	For:	39,591,605
	Withheld:	1,792,211
	Broker Non-Votes:	3,156,466
Keh-Shew Lu	For:	40,017,348
	Withheld:	1,366,468
	Broker Non-Votes:	3,156,466
Raymond Soong	For:	30,658,263
	Withheld:	10,725,553
	Broker Non-Votes:	3,156,466
John M. Stich	For:	40,390,320
	Withheld:	993,496
	Broker Non-Votes:	3,156,466
Michael K.C. Tsai	For:	39,470,273
	Withheld:	1,913,543
	Broker Non-Votes:	3,156,466

2. Approval of Executive Compensation

The final results of the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to the approval of executive compensation on an advisory basis are as follows:

For:	29,314,690
Against:	10,567,386
Abstain:	1,501,740
Broker Non-Votes:	3,156,466

3. Ratification of Appointment of Independent Registered Public Accounting Firm

The final results of the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 are as follows:

For:	44,244,698
Against:	265,290
Abstain:	30,294
Broker Non-Votes:	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2015	DIODES INCORPORATED

	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer